Exhibit 10.1

                            ASSET EXCHANGE AGREEMENT

     THIS ASSET EXCHANGE AGREEMENT (the "AGREEMENT") is entered into effective as of March 31, 2000, by and among TSI HANDLING, INC., a Nevada corporation ("TSIH"), DYNA-CAM ENGINE CORPORATION, a California corporation ("DCEC") and certain SHAREHOLDERS OF DCEC as listed on Exhibit A hereto (the "DCEC SHAREHOLDERS").

                                    RECITALS:

     A. DCEC is a development stage company that has developed and is further developing a newly designed gasoline powered engine and intends to manufacture and distribute these engines on a commercial basis (the "BUSINESS").

     B. The DCEC Shareholders own approximately 80% of the outstanding shares of DCEC.

     C. The Board of Directors of DCEC has approved, subject to the terms of this Agreement, the transfer of substantially all of the assets of DCEC to TSIH.

     D. The Board of Director of TSIH has approved, subject to the terms of this Agreement, the acquisition of the assets of DCEC in exchange for common stock of and assumption of certain liabilities by TSIH.

     E. The DCEC Shareholders, subject to the terms of this Agreement, have agreed to approve such transfer.

     F. TSIH, DCEC and DCEC Shareholders hereby enter into this Agreement to effectuate the foregoing on the terms and conditions set forth herein.

                                   AGREEMENT:

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, DCEC, DCEC Shareholders and TSIH and hereby agree as follows:

                                    ARTICLE 1
                                    EXCHANGE

     1.1 PROPERTIES AND ASSETS TO BE EXCHANGED. On the Closing Date (as defined herein) DCEC shall assign and deliver to TSIH, and TSIH shall acquire from DCEC, all of the properties and assets comprising the Business, of every kind and description, real, personal and mixed, tangible and intangible, wheresoever located, and whether or not carried on the books of DCEC, all as the same shall exist on March 31, 2000 (the "EFFECTIVE TIME"), excepting only the Excluded Assets described in Section 1.2 hereof (the "ACQUIRED ASSETS"). Without limiting the foregoing, but to identify more particularly certain of the properties and assets to be exchanged hereunder, the Acquired Assets shall include:
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          (a) All inventories at or otherwise relating to the Business including those listed in Schedule 1.1(a) attached hereto;

          (b) All patents, patents pending, designs, copyrights, trademarks, service marks, trademark and service mark registration or applications, label filings, trade names, manufacturing processes, trade secrets or other intellectual property related to the Business including that listed on Schedule 1.1(b) hereto;

          (c) All furniture, fixtures, equipment, shelving, office supplies and miscellaneous items including that listed in Schedule 1.1(c) attached hereto;

          (d) All interest in and to the trade names and trademarks and all other right of DCEC related to the use of the name "DYNA-CAM ENGINE" or any combination or variation thereof;

          (e) All accounts receivable, cash on hand, bank checking and savings account and certificates of deposit including that listed on Schedule 1.1(e) attached hereto;

          (f) All leasehold interests of DCEC in the real estate (the "PREMISES") as set forth in the lease agreements listed in Schedule 1.1(f) attached hereto (the "LEASES") and all easements, rights of way, licenses, permits, rights, tenements, appurtenances and privileges owned or used by DCEC in connection with the Business;

          (g) All leasehold interests of DCEC in personal property as set forth in the lease agreements listed in Schedule 1.1(g) attached hereto;

          (h) All prepaid expenses, insurance premiums and utility and other deposits listed in Schedule 1.1(h) attached hereto;

          (i) All benefits and rights under all contracts, leases, commitments and agreements, oral or written, to which DCEC is a party and which are described in Schedule 1.1(i) attached hereto;

          (j) All licenses, permits, franchises, authorizations, approvals, consents and rights relating to the Business listed in Schedule 1.1(j) attached hereto;

          (k)  All  engineering  plans,  designs  and  drawings,   system  maps,
abstracts, blueprints, surveys and reproducible drawings of the facilities and improvements on the Premises as listed in Schedule 1.1(k) attached hereto;

          (l) All warranties and guarantees of manufacturers, contractors or suppliers which pertain to the Acquired Assets, the Business or the Premises;

          (m) All interest in and to the telephone numbers and listings of DCEC pertaining to the Business in all telephone books, directories and other publications;

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          (n) All computer  software and licenses  with respect to the Business;
and

          (o) The business of DCEC as a going concern, including the goodwill, and all vendor, employee, payroll and other records, files, data, information and documents relating to the Business.

     1.2 EXCLUDED ASSETS. DCEC shall retain all returns and records relating to local, state and federal income taxes and may retain copies of all financial records as related to the Business as necessary for the purpose of winding-up and liquidating DCEC and distributing its assets after the Closing Date. DCEC shall make all financial records available to TSIH as necessary for the preparation of TSIH's audited financial statements.

     1.3 PURCHASE PRICE. In consideration for the Acquired Assets, TSIH shall issue to DCEC 30,000,000 shares of its common stock and 200,000 shares of its Series A 10% Cumulative Convertible Preferred stock ("SERIES A PREFERRED") and TSIH shall assume as of the Effective Time the executory commitments and obligations related to the Leases set forth in Schedule 1.1(f), the lease agreements set forth in Schedule 1.1(g), the contracts, leases, commitments and agreements set forth in Schedule 1.1(i), and the liabilities as listed and in the amounts set forth on Schedule 1.3 hereto (collectively, the "ASSUMED OBLIGATIONS"). TSIH shall not assume nor be liable for and DCEC expressly agrees to remain liable for and to pay, perform and discharge all debts, liabilities and obligations of DCEC except for the Assumed Obligations as existing on or accruing prior to, upon or after the Effective Time (the "EXCLUDED OBLIGATIONS"), including, without limitation:

          (a) All federal, state and local income taxes which have accrued or may accrue or become due and payable as a result of income, gains or revenues received, realized or accrued by DCEC or its shareholders after the Effective Time, together with all interest, penalties and other charges and fees in connection therewith;

          (b) All liabilities, obligations and claims based on or arising from occurrences, circumstances or events, or exposure to conditions, existing or occurring prior to or on the Effective Time arising in connection with the negligence or misconduct of DCEC or any of its directors, officers, employees, contractors, subcontractors or agents;

          (c) All other debts, liabilities, obligations, contracts and commitments (whether known or unknown, contingent or fixed, liquidated or unliquidated) arising out of or related to the ownership, operation or use of any of the Acquired Assets and the Business on or prior to the Effective Time or the conduct of the business of DCEC, whether incurred before, on or after the Effective Time.

     1.4 CLOSING DATE. The sale and purchase provided for herein shall be consummated and closed (the "CLOSING") at the offices of Lewis and Roca LLP, 40 North Central Avenue, Phoenix, Arizona 85004, at such time and date as the parties hereto may agree upon (herein referred to as the "CLOSING DATE"). All Acquired Assets and the Business shall be deemed transferred as of the Effective Time and all documents delivered on the Closing Date shall reflect the transfer as occurring at the Effective Time.

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     1.5  NO-COMPETITION  COVENANTS.  Upon the Closing,  DCEC Shareholders shall become  officers and  directors of TSIH and its  successor  as  contemplated  in
Section 6.2(e) hereof. For the period of five years from the Closing Date or three years from termination of service as an officer and director of TSIH or its successor, whichever is longer, DCEC and the DCEC Shareholders agree that they will not be an officer, director, partner, member, employee, agent, representative, consultant or an owner of any equity interest in any entity, or directly or indirectly provide any assistance, financial or otherwise, to, any entity, or an owner of any interest in, or employee, agent or representative of any other form of business which competes directly or indirectly with the Business or any component thereof in any geographic area where the Business is then conducted.

     1.6 REORGANIZATION STATUS. The parties intend that the transactions contemplated under this Agreement qualify as a "REORGANIZATION" as defined in I.R.C.ss. 368(a)(1)(C) and shall file all required elections and returns to report this transaction consistent with such intent.

                                    ARTICLE 2
                                ADDITIONAL TERMS

     2.1 SERIES A PREFERRED. TSIH shall, immediately upon the Closing, designate 6,000,000 shares and offer for sale up to 5,000,000 shares of its Series A Preferred which shall have the rights, privileges and restrictions as set forth in the Certificate of Designation attached hereto as Exhibit B.

          (a) TSIH shall, immediately upon designation, issue 200,000 shares of Series A Preferred to DCEC as part of the consideration specified in Section 1.3 above.

          (b) TSIH shall enter into an agreement in the form of Exhibit C attached hereto with Sunset Financial Services for the private placement of the Series A Preferred shares in a placement that qualifies under Rule 506 of Regulation D as promulgated under the Securities Act of 1933 as amended ("SECURITIES ACT"). If at least 2,000,000 shares of Series A Preferred are sold, TSIH shall investigate and, to the extent deemed practical, shall pursue patent application on a global basis for the patent protection of the Dyna-Cam Engine and its derivatives. If at least 4,000,000 shares of Series A Preferred are sold, TSIH shall pay in full that certain SBA Loan in the approximate amount of $324,500.

     2.2 EMPLOYMENT. Patricia J. Wilks and Dennis C. Palmer, each a current employee of DCEC, shall be offered employment with TSIH under the terms and conditions of the Employment Agreement attached hereto as Exhibit D.

     2.3 OTHER AGREEMENTS. At the Closing, TSIH shall enter into that certain Capital Advisory and Financial Consulting Services Agreement in form attached hereto as Exhibit E and that certain Existing Shareholders' Rights Agreement in form attached hereto as Exhibit F.

     2.4 LISTING. After the Closing, TSIH shall take all action as necessary to cause its shares to be listed for trading on the OTC Bulletin Board, which shall include: (a) filing for registration of its common stock under the Securities

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Exchange Act of 1934, as amended, and filing all subsequent annual and quarterly reports to maintain such registration; (b) participating with market makers to make such filings as necessary with the NASD for the listing of the common stock; (c) listing the stock in applicable corporate manuals to facilitate the trading of such stock in compliance with certain states' securities law regulations; and (d) amending and updating any such report or filings as necessary to maintain such listing.

                                    ARTICLE 3
                         REPRESENTATIONS, WARRANTIES AND
                    AGREEMENTS OF DCEC AND DCEC SHAREHOLDERS

     As an inducement to TSIH to enter into and perform this Agreement, DCEC and the DCEC Shareholders covenant, represent and warrant to, and agree with, TSIH as follows:

     3.1 AUTHORITY. DCEC has the full legal power and authority to enter into and perform this Agreement, and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate any provision of law, DCEC's Articles of Incorporation or DCEC's bylaws. DCEC has or at the Closing Date will have taken all necessary action (including action of DCEC's board of directors and shareholders, as required) to authorize and approve the execution and delivery of this Agreement and the performance of the transactions contemplated hereby.

     3.2 ORGANIZATION AND GOOD STANDING. DCEC is a corporation duly organized, validly existing, and in good standing under the laws of the State of California, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

     3.3 CONDITION OF ACQUIRED ASSETS; DAMAGES TO THE BUSINESS. To the best knowledge and belief of DCEC and the DCEC Shareholders, the Premises and the Acquired Assets are in good condition and free from defects. At the Effective Time, the inventories set forth on Schedule 1.1(a) had the book value as determined under generally accepted accounting principles as set forth in such schedule and the accounts receivable set forth on Schedule 1.1(e) are in the amount as set forth in such schedule and are collectible to the extent thereof, with allowance for doubtful accounts as set forth in such schedule. At the Closing Date, the Premises and the Acquired Assets shall be in substantially the same condition as on the date of this Agreement, excepting ordinary wear and tear. In the event that prior to the Closing Date any improvements on the Premises or any of the Acquired Assets shall be destroyed or damaged and provided such improvements or Acquired Assets are material to the operation of the Business, TSIH shall have the option to terminate this Agreement. If TSIH does not so elect to terminate this Agreement and proceeds to close hereunder, TSIH shall be entitled to settle any loss with insurance carriers and to receive from such carriers the proceeds of all insurance applicable to such loss. DCEC shall execute and deliver any and all such documents and take all such action as may be necessary or appropriate to comply with the terms of this Section 3.3.

     3.4 CONDEMNATION. If, prior to the Closing Date, any part of the Premises shall be taken by eminent domain or if any proceeding in the nature of eminent domain is filed against or affecting the Premises, TSIH shall become entitled to

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the award of compensation in any such taking,  and DCEC shall thereafter deliver or cause to be delivered all instruments reasonably required to assign such award to TSIH.

     3.5 TITLE TO PROPERTIES. DCEC has good title to all Acquired Assets, free and clear of any mortgages, liens, pledges, charges or other encumbrances except for the liabilities and liens listed in Schedule 1.3 hereto and expressly assumed or taken subject to by TSIH.

     3.6 NO VIOLATION. DCEC has not received notice of any violation of any applicable zoning regulation, ordinance or other law, order, regulation or requirement relating to their operations or properties; to the best knowledge and belief of DCEC, no such violation presently exists; and all buildings, improvements and other structures owned or used by DCEC in the Business conform to all applicable laws, ordinances, codes and regulations, including, without limitation, the Americans With Disabilities Act ("ADA"). To the best knowledge and belief of DCEC, DCEC and its services, practices, billings, properties, equipment, machinery, buildings and operations relating to the Business are in full compliance with all applicable federal, state and local laws, statutes, ordinances, codes, regulations, rules, orders, restrictions and requirements, governmental, administrative, judicial and otherwise, including, without limitation, those relating to wages, prices, equal opportunity, environmental protection, safety, health, building and zoning, and the ADA, and to the best knowledge and belief of DCEC, no changes in any such laws, statutes, ordinances, codes, regulations, rules, orders, restrictions or requirements have been proposed or are in process with which TSIH could not comply after the Closing Date without materially adversely affecting the Business, and the Acquired Assets or their operation or profitability.

     3.7 LICENSES, PERMITS AND APPROVALS. DCEC holds all licenses, permits, franchises, authorizations, approvals, consents and rights from all appropriate federal, state, local or other public governmental or administrative or judicial authorities necessary in connection with the operation of the Business by DCEC, all of which are listed and described in Schedule 1.1(j) and, between the date hereof and the Closing Date, DCEC will maintain all such licenses, permits, franchises, authorizations, approvals, consents and rights, none of which will be adversely affected by the transactions contemplated by this Agreement except for those which cannot be legally transferred to TSIH under the terms hereof as specifically described in Schedule 1.1(j).

     3.8 TAXES. DCEC has filed with appropriate federal, state and local governmental agencies all tax returns and reports required to be filed by DCEC and, to the best knowledge of DCEC and the DCEC Shareholders, has paid all taxes and assessments which became due prior to the date hereof.

     3.9 CONTRACTS.

          (a) Except as set forth on Schedule 1.1(i) attached hereto, DCEC is not a party to or bound by any contracts, agreements or instruments which relate to or affect the Business. DCEC has provided TSIH with a true, accurate and complete copy of each document listed in Schedule 1.1(i).

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          (b) DCEC has, to the best knowledge of DCEC and the DCEC Shareholders, performed all obligations required to be performed by it to date and is not in default under, and no event has occurred which, with the lapse of time or action by a third party, could result in a default under, any outstanding indenture, mortgage, deed of trust, contract, agreement, lease or other commitment to which it is a party or by which it is bound and relates to the Business or under any provision of DCEC's Articles of Incorporation or by-laws.

     3.10 EMPLOYMENT MATTERS. Except as set forth on Schedule 3.10 hereto, all full or part-time employees employed in connection with the operation of the Business are terminable by DCEC at will at any time without any obligation for severance pay, vacation pay or other liability.

     3.11 CONDUCT OF BUSINESS. Except as set forth on Schedule 3.11 hereto, DCEC has not:

          (a) experienced any material adverse change in the assets, liabilities or business relating to the Business or the Acquired Assets;

          (b) suffered the filing, or learned of any basis for the institution of, any action, suit, proceeding or governmental investigation, with respect to the business, properties, assets or goodwill relating to the Business or the Acquired Assets;

          (c) entered into any contract to provide or reserve any future use of the Business or the Acquired Assets by any persons;

          (d) billed any accounts relating to the Business in advance or collected any advance payment or deposit under any contract relating to the future use of the Business; or

          (e) entered into any other transaction relating to the sale, lease or other disposition of the Business or the Acquired Assets.

     3.12 CONDUCT OF BUSINESS PENDING CLOSING. From and after the date hereof and until the Effective Time, with respect to the Business or the Acquired Assets, DCEC will: (a) maintain the Acquired Assets in their present state of repair, order and condition, reasonable wear and tear excepted; (b) comply with all laws applicable to the Business; (c) not sell, mortgage, subject to lien, pledge or encumber or otherwise dispose of any of the Acquired Assets; (d) not enter into any written or oral contract, lease, plan, commitment or agreement relating to the Business without the prior consent of TSIH; and (e) continue to operate the Business in its normal course.

     3.13 INSURANCE. DCEC has in effect the insurance coverage with respect to the Business described in Schedule 3.13 attached hereto, which description includes the name of the insurer, the policy number, the name of the insured, the type and amount of coverage and risks insured, and DCEC has delivered to TSIH complete and accurate copies of all such insurance policies. Such insurance coverage, as to amounts and types of coverage and risks insured, is adequate for the Business as presently conducted.

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     3.14 LITIGATION.  Except as set forth in Schedule 3.14, DCEC is not engaged in or threatened with any claim, action, litigation, investigation, audit, arbitration, dispute or proceeding relating to the Business or the Acquired Assets, and DCEC are not now subject to any order, decree or other governmental restriction adversely affecting the business or assets of the Business or the Acquired Assets or which would prevent or hamper the consummation of the transactions contemplated by this Agreement or TSIH's intended use or operation of the Acquired Assets.

     3.15 PRIMARY SUPPLIERS. Schedule 3.15 attached hereto contains a list of all vendors and suppliers of services or goods to the Business.

     3.16 COPYRIGHTS, TRADEMARKS, ETC. To the best knowledge of DCEC and the DCEC Shareholders, except as listed on Schedule 1.16 hereto there are no claims or demands of any person, firm or corporation pertaining to the patent, patent pending, designs, copyrights, trademarks, service marks, trademark or service mark registrations or applications, label filings or trade names, or, as the case may be, the rights of DCEC under trademarks, service marks, label filings or trade names listed in Schedule 1.1(b) as owned by DCEC, and no proceedings have been instituted, or are pending or threatened which challenge the rights of DCEC in respect thereof, and none of the issued trademarks, service marks, trademark registrations, label filings or trade names or, as the case may be, the rights granted to DCEC in respect thereof and listed in Schedule 1.1(b) as owned by DCEC, is subject to any outstanding order, decree, judgment, stipulation, injunction, restriction or agreement restricting the scope of the use of such patents, copyrights, trademarks, service marks, trademark registrations, label filings or trade names. To the best knowledge of DCEC and the DCEC Shareholders, except as listed on Schedule 1.16 hereto DCEC is not infringing or violating, and during the past five years has not infringed or violated, any adversely held copyright, trademark, service mark or trade name, nor engaged in any kind of unfair or unlawful competition nor wrongfully used any confidential information or trade secretes or patentable inventions of any former employee of DCEC or any other person, firm or corporation. DCEC is not wrongfully using any such information nor has any knowledge of any patented device or application thereof which would materially and adversely affect any aspect of the Business or its operations.

     3.17 UTILITIES. All utilities necessary for the present use and operation of the Acquired Assets are available to the Business, including, without limitation, electric power, natural gas, storm sewer, water, sanitary sewer and telephone over public rights of way.

     3.18 FINANCIAL STATEMENTS. Schedule 3.18 attached hereto sets forth the financial statements delivered to TSIH by DCEC. To the best knowledge of DCEC and the DCEC Shareholders, all such financial statements are true, accurate and complete and present fairly the financial position of DCEC as of the dates stated and results of operations of DCEC for the periods depicted.

     3.19 DISCLOSURE. No representation or warranty made herein by DCEC or the DCEC Shareholders and no written statement, certificate, schedule or document, including without limitation any projection, report or summary given or to be given to TSIH pursuant to this Agreement, or with respect to the transactions contemplated hereunder, contains or will contain any untrue statement of a

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material  fact,  or will omit to state a  material  fact  necessary  to make the statements contained herein or therein under the circumstances under which they were made not misleading, and DCEC and the DCEC Shareholders have made, and will make in good faith through the Closing Date, full disclosure of all material facts with respect to the Business and the Acquired Assets, including, without limitation, the operations, assets and prospects which a prudent TSIH would deem relevant.

     3.20 INVESTMENT INTENT. The shares of TSIH's common stock transferred to DCEC in exchange for the Acquired Assets and to be distributed to the DCEC
Shareholders upon the liquidation of DCEC are being acquired by the DCEC Shareholders for their own account, with the intention of holding for investment and with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating directly or indirectly in a distribution of such shares. The DCEC Shareholders understand that such shares are "RESTRICTED SECURITIES" as defined under Rule 144 as promulgated under the Securities Act and will bear an appropriate legend indicating that such shares can not be sold or transferred without registration under the Securities Act or pursuant to applicable exemption from such registration.

     3.21 UPDATING OF SCHEDULES. There has been no material adverse change in any of the matters reflected in any Schedule made a part of this Agreement from the respective dates thereof to and including the date of this Agreement, nor will there be any material adverse change in such matters from the date hereof to and including the Closing Date. All Schedules attached hereto are true, accurate and complete in all material respects and will be updated by DCEC to include information as of such date as may be requested by TSIH and delivered to TSIH prior to or on the Closing Date with any and all changes marked so that all such Schedules are true, accurate and complete in all respects.

     3.22 BASIS FOR REPRESENTATIONS AND WARRANTIES. Prior to executing this Agreement, DCEC and the DCEC Shareholders have made such affirmative and thorough reviews, searches, inspections and inquiries relating to DCEC, the Business and the Acquired Assets, and have consulted with such third parties, which a prudent person might deem necessary or advisable in order to gain knowledge concerning the matters to which the representations and warranties relate. With respect to the subject matter of any representation and warranty which is subject to the "BEST KNOWLEDGE AND belief" of DCEC or the DCEC Shareholders or similar qualification, such representation or warranty shall be deemed to include matters which DCEC or the DCEC Shareholders should have known with respect to the subject matter of such representations and warranties.

                                    ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF TSIH

     As an inducement to DCEC and the DCEC Shareholders to enter into and perform this Agreement, TSIH covenants, represent and warrants to, and agrees with, DCEC and the DCEC Shareholders as follows:

     4.1 AUTHORITY. TSIH has the full legal power and authority to enter into and perform this Agreement, and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate any provision of law, TSIH's Articles of Incorporation or TSIH's bylaws. TSIH has taken all necessary action (including action of TSIH's board of directors, as required but excluding consent of TSIH's shareholders) to authorize and approve the execution and delivery of this Agreement and the performance of the transactions contemplated hereby.

     4.2 ORGANIZATION AND GOOD STANDING. TSIH is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

     4.3 CAPITALIZATION.

          (a) AUTHORIZED CAPITAL STOCK. As of the Effective Time (i) the authorized capital stock of TSIH consists of 75,000,000 shares, of which 65,000,000 shares are designated as common stock with a par value of $.001 per share and 10,000,000 shares are designated as preferred stock with a par value of $.001 per share, and (ii) TSIH has issued and outstanding a total of 35,000,000 shares of common stock and no shares of preferred stock.

          (b) WARRANTS OUTSTANDING. As of the Effective Time, TSIH has outstanding a total of 400,000 A Warrants which entitle the holder thereof to purchase one share of TSIH's common stock at $2.00 per share and which expire on June 30, 2001, 400,000 B Warrants which entitle the holder thereof to purchase one share of TSIH's common stock at $2.00 per share and which expire on June 30, 2001, 400,000 C Warrants which entitle the holder thereof to purchase one share of TSIH's common stock at $4.00 per share and which expire on June 30, 2001, 400,000 D Warrants which entitle the holder thereof to purchase one share of TSIH's common stock at $4.00 per share and which expire on June 30, 2001, 400,000 E Warrants which entitle the holder thereof to purchase one share of TSIH's common stock at $6.00 per share and which expire on June 30, 2002 and 400,000 F Warrants which entitle the holder thereof to purchase one share of TSIH's common stock at $6.00 per share and which expire on June 30, 2002.

          (c) DULY ISSUED. All of the outstanding shares of capital stock of TSIH are duly and validly authorized and issued, fully paid and non-assessable and all outstanding warrants representing binding obligations of TSIH to issue additional shares in accordance with the terms thereof.

          (d) NO PRE-EMPTIVE RIGHTS. Except for the Warrants, TSIH has no outstanding obligations for the issuance of or conversion into any shares of its capital stock and there are no pre-emptive or other rights held by any current or former shareholder of TSIH with respect to the issuance of any shares of its capital stock.

     4.4 VALID ISSUE. Upon issuance, the 30,000,000 shares of common stock and the 200,000 shares of Series A Preferred issued in exchange for the Acquired Assets shall be duly and validly authorized and issued, fully paid and non-assessable.

     4.5 TAXES. TSIH has filed with appropriate federal, state and local governmental agencies all tax returns and reports required to be filed by TSIH and has paid all taxes and assessments which became due prior to the date hereof and shall pay all such taxes and assessments which become due on or prior to the Effective Time.

     4.6 LITIGATION. TSIH is not engaged in or threatened with any claim, action, litigation, investigation, audit, arbitration, dispute or proceeding, and TSIH is not now subject to any order, decree or other governmental restriction adversely affecting its business or assets or which would prevent or hamper the consummation of the transactions contemplated by this Agreement or TSIH's intended use or operation of the Acquired Assets.

     4.7 FINANCIAL STATEMENTS. Schedule 4.7 attached hereto sets forth the financial statements delivered to DCEC by TSIH. All such financial statements are true, accurate and complete and present fairly the financial position of TSIH as of the dates stated and results of operations of DCEC for the periods depicted.

     4.8 DISCLOSURE. No representation or warranty made herein by TSIH and no written statement, certificate, schedule or document, including without limitation any projection, report or summary given or to be given to DCEC or the DCEC Shareholders pursuant to this Agreement, or with respect to the transactions contemplated hereunder, contains or will contain any untrue statement of a material fact, or will omit to state a material fact necessary to make the statements contained herein or therein under the circumstances under which they were made not misleading, and TSIH has made, and will make in good faith through the Closing Date, full disclosure of all material facts with respect to its operations, assets and prospects which a prudent TSIH would deem relevant.

     4.9 UPDATING OF SCHEDULES. There has been no material adverse change in any of the matters reflected in any Schedule made a part of this Agreement from the respective dates thereof to and including the date of this Agreement, nor will there be any material adverse change in such matters from the date hereof to and including the Closing Date. All Schedules attached hereto are true, accurate and complete in all material respects and will be updated by TSIH to include information as of such date as may be requested by DCEC and delivered to DCEC prior to Closing Date with any and all changes marked so that all such Schedules are true, accurate and complete in all respects.

     4.10 BASIS FOR REPRESENTATIONS AND WARRANTIES. Prior to executing this Agreement, TSIH has made such affirmative and thorough reviews, searches, inspections and inquiries relating to TSIH, and has consulted with such third parties, which a prudent person might deem necessary or advisable in order to gain knowledge concerning the matters to which the representations and warranties relate. With respect to the subject matter of any representation and warranty which is subject to the "BEST KNOWLEDGE AND BELIEF" of TSIH a similar qualification, such representation or warranty shall be deemed to include matters which TSIH should have known with respect to the subject matter of such representations and warranties.

                                    ARTICLE 5
                              ADDITIONAL AGREEMENTS

     5.1 ACCESS TO RECORDS AND PROPERTIES. Upon execution of this Agreement and through the Closing Date, TSIH and DCEC, and their respective accountants, counsel and other representatives, shall have full access to all of the properties, assets, books, records, tax returns, leases, contracts and agreements, and all information concerning the business and properties of the other as each may request. Each party shall provide reasonable assistance to the other in connection with the conduct of the due diligence review of the business, properties and financial condition of the other.

     5.2 BULK SALES LAWS. TSIH shall assume all trade payables in connection with the acquisition of the Acquired Assets and shall waive compliance by DCEC with any bulk transfer or other advance notice provisions to trade creditors as may be required under the applicable bulk transfer laws.

                                    ARTICLE 6
                              CONDITIONS PRECEDENT

     6.1 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF TSIH. Notwithstanding any other provision of this Agreement, the obligation of TSIH to consummate the transactions hereunder shall be subject to the satisfaction on the Closing Date of the following conditions precedent, unless waived in writing by TSIH:

          (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of DCEC and the DCEC Shareholders contained in Article 3 hereof shall be true and correct as of the date when made and as of the Effective Time and the Closing Date, except to the extent necessary to reflect the consummation of the transactions provided for herein and except as otherwise contemplated by this Agreement. DCEC and the DCEC Shareholders shall have duly performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date. DCEC and DCEC Shareholders shall have delivered to TSIH a certificate dated the day of the Closing Date to the effect set forth in this Section 6.1(a).

          (b) LICENSES, PERMITS, APPROVALS, ETC. TSIH shall have applied for and obtained all governmental, administrative and other licenses, permits, approvals, consents and authorizations, which, in the opinion of TSIH, are required or desirable in connection with TSIH's purchase of the Acquired Assets, and its intended use and operation of the Acquired Assets and the Business and which could not be transferred directly from DCEC to TSIH, all of which shall be in full force and effect and not subject to appeal. Additionally, DCEC shall have delivered to TSIH all governmental, administrative and other licenses, permits, approvals, consents and authorizations which DCEC is permitted by applicable law to transfer directly to TSIH.

          (c) DUE DILIGENCE OF TSIH. TSIH shall have conducted the such diligence checks as desired and shall have affirmatively elected to proceed with the transactions contemplated under this Agreement.

          (d) CONSENTS. All required consents, authorizations and approvals of third parties to the consummation of the transactions contemplated hereby, and the ownership and operation of the Acquired Assets by TSIH, shall have been obtained by DCEC in form and substance satisfactory to TSIH.

          (e) NO ADVERSE CHANGES. There shall have been no adverse changes in the operations, conditions (financial or otherwise), properties, assets, business or prospects of the Business. DCEC shall have delivered to TSIH a certificate dated the day of the Closing Date to the effect set forth in this
Section 6.1(e).

          (f) LEGAL MATTERS. There shall have been furnished to counsel for TSIH certified copies of such corporate records of DCEC and copies of such other documents as such counsel may reasonably have requested. All legal matters and proceedings in connection with this Agreement and the transactions contemplated hereby shall have been approved by such counsel.

          (g) RECEIPT OF CLOSING DOCUMENTS. TSIH shall have received all of the closing documents referred to in Section 7.1 hereof.

     6.2 CONDITIONS PRECEDENT TO THE OBLIGATION OF DCEC. Notwithstanding any other provision of this Agreement, the obligation of DCEC to consummate the transactions contemplated hereby shall be subject to the satisfaction on the Closing Date of the following conditions precedent, unless waived in writing by
DCEC:

          (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of TSIH contained in Article 4 hereof shall be true and correct in all material respects as of the date when made and as of the Closing Date, except to the extent necessary to reflect the consummation of the transactions provided for herein and except as otherwise contemplated by this Agreement. TSIH shall have duly performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by TSIH prior to or on the Closing Date. TSIH shall have delivered to DCEC a certificate dated the day of the Closing Date to the effect set forth in this Section 6.2(a).

          (b) DUE DILIGENCE OF DCEC. DCEC shall have conducted the due diligence checks desired and shall have affirmatively elected to proceed with the transactions contemplated under this Agreement.

          (c) NO ADVERSE CHANGES. There shall have been no adverse changes in the operations, conditions (financial or otherwise), properties, assets, business or prospects of the TSIH. TSIH shall have delivered to DCEC a certificate dated the day of the Closing Date to the effect set forth in this
Section 6.2(c).

          (d) LEGAL MATTERS. There shall have been furnished to counsel for DCEC certified copies of such corporate records of TSIH and copies of such other documents as such counsel may reasonably have requested. All legal matters and proceedings in connection with this Agreement and the transactions contemplated hereby shall have been approved by such counsel.

          (e) OFFICERS AND DIRECTORS. TSIH shall cause Lanny R. Lang to tender his resignation as the Treasurer and director of TSIH and Michael S. Williams as the President of TSIH. At the conclusion of the Closing, the following persons shall be members of the Board of Directors and the officers of the corporation:

               Michael S. Williams      Chairman of the Board

               Patricia J. Wilks        President and Director

               Dennis C. Palmer         Executive Vice President, Treasurer,
                                        Chief Engineer and Director

               Ambrose Hope             Director of Research and Development
                                        and Director

               Lanny R. Lang            Secretary

          (f) RECEIPT OF CLOSING DOCUMENTS. DCEC shall have received all of the closing documents referred to in Section 7.2 hereof.

                                    ARTICLE 7
                                CLOSING DOCUMENTS

     7.1 SECTION DOCUMENTS TO BE DELIVERED BY DCEC. DCEC agrees to deliver to TSIH on the Closing Date the following:

          (a) BILLS OF SALE, ASSIGNMENTS AND TRANSFERS. Good and sufficient bills of sale, certificates of title, assignments and other instruments of transfer with covenants of warranty and good title and in form and substance satisfactory to TSIH as shall be necessary or appropriate to assign and transfer to and vest in TSIH or their nominee or nominees good and marketable title to all the Acquired Assets free and clear of any and all liabilities, liens, claims, restrictions on transfer or encumbrances.

          (b) CERTIFICATES. A certificate of DCEC dated the Closing Date certifying as to the matters set forth in Sections 6.1(a) and (e) hereof.

          (c) GOOD STANDING CERTIFICATE FOR DCEC. A certificate of good standing of DCEC issued by the applicable authority of the State of California dated not more than 10 days prior to the Closing Date.

          (d) CONSENTS TO ASSIGNMENTS. All consents of third parties which are necessary, in the opinion of TSIH, to effectively transfer the Acquired Assets in the manner provided for herein, free and clear of all liens, claims and encumbrances and in form and substance satisfactory to such counsel.

          (e) CERTIFICATE OF SECRETARIAL OFFICER OF DCEC. Certificate of the Secretary of DCEC dated the Closing Date with respect to corporate proceedings authorizing this Agreement and the transactions contemplated thereunder.

          (f) OTHER DOCUMENTS. Such other documents and showings as shall reasonably be requested by TSIH.

     7.2 DOCUMENTS TO BE DELIVERED BY TSIH. TSIH agrees to deliver to DCEC on the Closing Date the following:

          (a) CERTIFICATE. A certificate of TSIH dated the Closing Date certifying as to matters set forth in Sections 6.2(a) and (c) hereof.

          (b) GOOD STANDING CERTIFICATE FOR TSIH. A certificate of good standing of TSIH issued by the applicable authority of the State of Nevada dated not more than 10 days prior to the Closing Date.

          (c) CERTIFICATE OF SECRETARIAL OFFICER OF TSIH. Certificate of the Secretary of TSIH dated the Closing Date with respect to corporate proceedings authorizing this Agreement and the transactions contemplated thereunder.

          (d) OTHER DOCUMENTS. Such other documents and showings as shall reasonably be requested by DCEC.

                                    ARTICLE 8
                 TERMINATION, AMENDMENTS, WAIVER AND ASSIGNMENT

     8.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

          (a) By mutual consent of TSIH and DCEC;

          (b) By TSIH (i) if in good faith opinion of TSIH, upon written notice with reasonable rights to cure within a minimum of five days from such notice, DCEC has breached any of the representations, warranties or covenants of this Agreement or (ii) if any of the conditions precedent as set forth in Section 6.1 above have not been performed by the Closing Date;

          (c) By DCEC (i) if in good faith opinion of DCEC, upon written notice with reasonable rights to cure within a minimum of five days from such notice, TSIH has breached any of the representations, warranties or covenants of this Agreement or (ii) if any of the conditions precedent as set forth in Section 6.2 above have not been performed by the Closing Date; or

          (d) By DCEC in its discretion upon payment of $30,000 to TSIH.

     8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to Section 8.1 hereof, there shall be no liability on the part of either party to the other, PROVIDED, HOWEVER, that (a) this Section 8.2 shall not preclude liability attaching to a party who has caused the termination hereof by willful act or willful failure to act in violation of the terms and provisions of this Agreement, and (b) termination of this Agreement shall not terminate or affect the agreements of the parties hereto set forth in Sections
9.3 or 9.5 hereof.

     8.3 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     8.4 WAIVER. Any terms or provisions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by any party of a condition or of the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, covenant, representation or warranty of this Agreement.

     8.5 ASSIGNMENT. This Agreement shall not be assigned by either party without the prior written consent of the other party and any attempted assignment without such written consent shall be null, void and without legal effect.

                                    ARTICLE 9
                               GENERAL PROVISIONS

     9.1 SECTION SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties herein made by DCEC in Article 3 hereof or by TSIH under Article 4 hereof, shall be deemed to be remade at and survive the Closing Date for a period of two years.

     9.2 INDEMNIFICATION.

          (a) DCEC'S INDEMNIFICATION. DCEC and the DCEC Shareholders agree to indemnify and hold harmless TSIH, from and against any claim, loss, damage, cost or expense whatsoever, including attorneys' fees and expenses of litigation, which TSIH may incur or suffer by reason, either directly or indirectly, of any of the following:

               (i) The inaccuracy of any representation or warranty made by DCEC and the DCEC Shareholders hereunder;

               (ii) The breach of any of the agreements or covenants of DCEC contained herein or in any certificate or other document delivered by DCEC to TSIH in accordance with the terms hereof;

               (iii) The failure of DCEC to satisfy and discharge all of the Excluded Obligations; and

               (iv) All litigation, suits, claims, demands, proceedings or matters relating, to the ownership of the Acquired Assets or the operation of the Business on or prior to the Closing Date. TSIH may contest any claim or liability, which, if established, would be the subject of indemnification hereunder, and in such event all legal fees, disbursements and other costs and expenses of such contest shall also be an item of indemnification by DCEC and the DCEC Shareholders hereunder.

          (b) TSIH'S INDEMNIFICATION. TSIH agrees to indemnify and hold harmless DCEC from and against, any claim, loss, damage, cost or expense whatsoever, including attorneys' fees and expenses of litigation, which DCEC may incur or suffer by reason, either directly or indirectly of the following:

               (i) The inaccuracy of any representation or warranty made by TSIH hereunder;

               (ii) The breach of any of the agreements or covenants of TSIH contained herein or in any certificate or other document delivered by TSIH to DCEC in accordance with the terms hereof, and

               (iii) The  failure of TSIH to satisfy and  discharge  the Assumed
     Obligations. DCEC may contest any claim or liability, which, if established, would be the subject of indemnification hereunder, and in such event all legal fees, disbursements and other costs and expenses of such contest shall also be an item of indemnification by TSIH hereunder.

     9.3 BROKERAGE COMMISSION. Each party hereto represents and warrants that it has not had any negotiations or dealings with any advisors, brokers or finders, and that no obligation or liability, contingent or otherwise, for advisory, brokerage or finder's commissions or fees has been incurred in connection with the transactions contemplated hereunder. The parties each further agree to indemnify and hold the other harmless from and against the claims of any person, firm or corporation claiming any brokerage commission, finder's fee or similar compensation based on any alleged negotiations or dealings with the indemnity contrary to the foregoing representations.

     9.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by such party by like notice):

               If to DCEC or the DCEC Shareholders:

                    Dyna-Cam Engine Corporation
                    23960 Madison
                    Torrance, California  90505
                    Attn: Patricia J. Wilks

               If to TSIH:

                    TSI Capital Corp.
                    2117 South 48th Street, Suite 105
                    Tempe, Arizona 85282
                    Attn: Michael S. Williams

     Written notice given by any other method shall be deemed effective only when actually received by the party to whom given.

     9.5 EXPENSES. Except as set forth below, the parties shall bear their own respective legal, accounting, title and other related expenses in connection with this Agreement and the sale and purchase provided for hereunder. In the event of termination of this Agreement under Section 8.1 (a) or (b), DCEC agrees to reimburse TSIH for its costs and expenses, including legal fees incurred in connection with preparation of this Agreement, in an amount up to $20,000.

     9.6 LEGAL REPRESENTATION. The parties hereto acknowledge that the law firm of Lewis and Roca LLP has represented TSIH in connection with the negotiation and consummation of this Agreement and the transactions contemplated herein. DCEC and the DCEC Shareholders have been advised to seek independent legal and accounting advice in connection with this Agreement and the transactions contemplated herein and have obtained such advice to the extent desired by them.

     9.7 FURTHER ASSURANCES. After the Closing Date, DCEC, at its own expense, shall do, execute, acknowledge and deliver all further acts, conveyances, transfers, documents and assurances necessary or proper to vest in TSIH good title to the Acquired Assets, free and clear of any liens, claims, charges or encumbrances whatsoever, and otherwise to effect such sale in accordance with the provisions of this Agreement.

     9.8 MISCELLANEOUS. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, between the parties, with respect to the subject matter hereof; (b) is not intended to confer upon any other person any rights or remedies hereunder; (c) shall be binding upon and inure to the benefit of TSIH and DCEC, and their respective successors and assigns; and (d) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Arizona as applied without regard to conflict of law principles. This Agreement may be executed in counterparts which together shall constitute a single agreement. Article headings and Section headings as contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.9 GENDER. Where in this Agreement masculine pronouns are used, such words shall be considered feminine or neuter pronouns where the context indicates the propriety of such use.

     9.10 ILLEGALITY. In the event that any provision of this Agreement shall be held to be invalid, illegal or unenforceable, such provision shall be deemed modified to the least extent necessary to cause such provision to be valid, legal or enforceable, and the validity, legality and enforceability of the other provisions of the Agreement shall not be affected or impaired thereby.

     9.11 EFFECT OF ATTACHMENTS. Each Schedule and Exhibit referred to herein shall be deemed a part of this Agreement to the same extent as if each such Schedule and Exhibit was set forth herein in its entirety.

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first written above.


                                        TSIH:
                                        TSI HANDLING, INC.

                                        By /s/ Michael S. Williams
                                           -------------------------------------
                                           Michael S. Williams
                                           President


                                        DCEC:
                                        DYNA-CAM ENGINE CORPORATION

                                        By /s/ Patricia J. Wilks
                                           -------------------------------------
                                           Patricia J. Wilks
                                           President


                                        DCEC SHAREHOLDERS:

                                        /s/ Patricia J. Wilks
                                        ----------------------------------------
                                        Patricia J. Wilks

                                        /s/ Dennis C. Palmer
                                        ----------------------------------------
                                        Dennis C. Palmer

                                        /s/ Ambrose D. Hope
                                        ----------------------------------------
                                        Ambrose D. Hope

                                        /s/ Claude Palmer
                                        ----------------------------------------
                                        Claude Palmer

                            EXHIBIT AND SCHEDULE LIST

Exhibit A                              DCEC Shareholders
Exhibit B                              Certificate of Designation
Exhibit C                              Placement Agreement
Exhibit D                              Employment Agreement
Exhibit E                              Capital Advisory and Financial Consulting
                                       Services Agreement
Exhibit F                              Existing Shareholders' Rights Agreement

Schedules

1.1(a)                                 Inventories
1.1(b)                                 Intellectual Property
1.1(c)                                 Furniture, Fixtures and Equipment
1.1(e)                                 Accounts Receivable and Bank Accounts
1.1(f)                                 Real Estate Leases
1.1(g)                                 Equipment Leases
1.1(h)                                 Prepaid Expenses, Insurance and Deposits
1.1(I)                                 Other Contracts
1.1(j)                                 Licenses, Permits and Certifications
1.1(k)                                 Premises, Blueprints and Designs

1.3                                    Liabilities Assumed

3.10                                   Employment Contracts
3.11                                   Adverse Changes
3.13                                   Insurance Policies
3.14                                   Litigation and Claims
3.15                                   Venders and Supplies
3.16                                   Infringement
3.18                                   Financial Statements of DCEC

4.7                                    Financial Statements of TSIH

                                    EXHIBIT A

                                DCEC SHAREHOLDERS

                                Patricia J. Wilks

                                Dennis C. Palmer

                                 Ambrose D. Hope

                                  Claude Palmer